UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2011

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

(719) 633-8333
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders of The Spectranetics Corporation (the “Company”) was held on June 9, 2011. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

Proposal 1. To elect three directors to serve a three-year term until the 2014 Annual Meeting of Stockholders, or until their successors are elected and have been duly qualified:

	For	Withheld	Broker Non-Votes
Anne Melissa Dowling	19,440,525	795,426	9,118,845
Maria Sainz	19,746,052	489,899	9,118,845
Daniel A. Pelak	19,744,865	491,086	9,118,845

David G. Blackburn, R. John Fletcher, William C. Jennings, Joseph M. Ruggio, M.D., and Craig M. Walker, M.D. continued their terms of office as directors after the meeting.

Proposal 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Proxy Statement:

For	Against	Abstain	Broker Non-Votes
19,395,618	771,669	68,664	9,118,845

Proposal 3. To approve, on an advisory basis, the frequency of future advisory votes on executive compensation:

1 year	2 years	3 years	Abstain	Broker Non-Votes
17,045,845	962,261	2,187,983	39,862	9,118,845

With respect to the frequency of future advisory votes on executive compensation, the Company will hold an annual advisory vote on the compensation of named executive officers until the next advisory vote on this matter is held.

Proposal 4. Ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for the year ended December 31, 2011:

For	Against	Abstain	Broker Non-Votes
28,798,479	526,170	30,147	N/A

Each proposal was approved by the Company’s stockholders by the required vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	June 14, 2011	By:	/s/ Roger Wertheimer
Roger Wertheimer
Vice President, General Counsel & Secretary

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